EXHIBIT 12.1
PROLOGIS
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollar amounts in thousands)


                                 Six Months Ended
                                      June 30,                             Year Ended December 31,
                               ---------------------    ----------------------------------------------------------------
                                  2000       1999          1999         1998         1997          1996          1995
                               ---------  ----------    ----------   ----------   ----------   -----------   -----------

Net Earnings from Operations   $ 112,049  $   55,733    $  161,570   $  102,936   $   38,832   $    79,384   $    47,660
Add:
     Interest Expense             84,842      76,269       170,746       77,650       52,704        38,819        32,005
                               ---------  ----------    ----------   ----------   ----------   -----------   -----------

Earnings as Adjusted           $ 196,891  $  132,002    $  332,316   $  180,586   $   91,536   $   118,203   $    79,665
                               =========  ==========    ==========   ==========   ==========   ===========   ===========


Fixed Charges:
     Interest Expense          $  84,842  $   76,269    $  170,746   $   77,650   $   52,704   $    38,819   $    32,005
     Capitalized Interest          8,446       7,711        15,980       19,173       18,365        16,138         8,599
                               ---------  ----------    ----------   ----------   ----------   -----------   -----------

         Total Fixed Charges   $  93,288  $   83,980    $  186,726   $   96,823   $   71,069   $    54,957   $    40,604
                               =========  ==========    ==========   ==========   ==========   ===========   ===========

Ratio of Earnings, as Adjusted
  to Fixed Charges                   2.1         1.6           1.8          1.9          1.3           2.2           2.0
                               =========  ==========    ==========   ==========   ==========   ===========   ===========